EXHIBIT 23.01
                       CONSENT OF INDEPENDENT ACCOUNTANTS



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                                                                Exhibit 23.01


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2000, except as to the second paragraph of Note 5, which is as of March 8, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareowners of Ingram Micro Inc., which is incorporated by reference in Ingram Micro Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000. We also consent to the incorporation by reference of our report dated February 17, 2000, except as to the second paragraph of Note 5, which is as of March 8, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Costa Mesa, California
June 16, 2000


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